UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 15, 2018
Date of report (Date of earliest event reported)

GREENLIGHT CAPITAL RE, LTD.
(Exact name of registrant as specified in charter)

Cayman Islands (State or other jurisdiction of incorporation)	001-33493 (Commission file number)	N/A (IRS employer identification no.)

65 Market Street, Suite 1207, Jasmine Court, Camana Bay, P.O. Box 31110 Grand Cayman, Cayman Islands (Address of principal executive offices)		KY1-1205 (Zip code)

(345) 943-4573
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act. ☐
If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2018, Greenlight Reinsurance, Ltd, (the "Company"), a wholly owned subsidiary of Greenlight Capital Re, Ltd (the "Registrant"), entered into an amendment to the employment agreement (the "Amended Agreement") with Brendan Barry, the Chief Underwriting Officer of the Company and the Registrant. The Amended Agreement is effective from January 1, 2018, and amends the previous employment agreement (the "Employment Agreement") dated August 15, 2006, between the Company and Mr. Barry.

Pursuant to the Amended Agreement, Mr. Barry's base salary shall be US$500,000 per year and shall be periodically reviewed by the board of directors of the Company for increase. Mr. Barry shall be eligible for an annual discretionary bonus with a target of 65% of base salary.

Except as specifically amended by the Amended Agreement, the Employment Agreement shall remain in full force.

The foregoing summary of the Amended Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of the amendment is attached as Exhibit 10.1

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Amendment to Employment Agreement by and among Greenlight Reinsurance, Ltd. and Brendan Barry, dated as of March 15, 2018 and effective as of January 1, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREENLIGHT CAPITAL RE, LTD.
(Registrant)

By:	/s/ Tim Courtis
Name:	Tim Courtis
Title:	Chief Financial Officer
Date:	March 21, 2018